Exhibit 10.2

LOAN AGREEMENT

THIS LOAN AGREEMENT (the “Agreement”) is made and entered into as of the 23rd day of March, 2012, (the “Effective Date”) by and between Koski Family Limited Partnership, a Texas limited partnership (“Lender”), and Oragenics, Inc., a Florida corporation (“Borrower”).

W I T N E S S E T H:

WHEREAS, Borrower has requested that Lender loan to Borrower the total sum of $2,500,000.00 (the “Maximum Loan Amount”) to be made available and funded as herein provided in two (2) advances of $1,250,000.00 each;

NOW, THEREFORE, for and in consideration of the sum of TEN DOLLARS ($10.00) and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:

ARTICLE 1

DEFINITIONS AND PARTICULAR TERMS

For the purposes of this Agreement the following terms shall have the following meanings:

Section 1.01. Advance: The aggregate principal amount of any borrowing of funds made pursuant to this Agreement.

Section 1.02. Affiliate: With respect to any Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, (i) such Person or (ii) any general partner of such Person; (b) any other Person 5% or more of the equity interest of which is held beneficially or of record by (i) such Person or (ii) any general partner of such Person, and (c) any general or limited partner of (i) such Person or (ii) any general partner of such Person.

Section 1.03. Agreement: This Loan Agreement, as amended, restated, modified or supplemented from time to time.

Section 1.04. Borrower: Oragenics, Inc., a Florida corporation.

Section 1.05. Code: The Uniform Commercial Code as enacted from time to time within the State of Florida, and as currently codified in Chapters 670 through 680, Florida Statutes.

Section 1.06. Collateral: Any and all collateral security at any time pledged or encumbered to secure the Loan, the Note, or this Agreement, including without limitation all that collateral in which Borrower has granted to Lender a security interest pursuant to the terms of the Security Agreement.

Section 1.07. Default Condition: The occurrence of any event which, after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

Section 1.08. Default Rate: Ten percent (10%) per annum after the occurrence and during the continuance of any Event of Default.

Section 1.09. Event of Default: Any one of the events or conditions described in Article 5, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied.

Section 1.10. Indebtedness: As to any Person, (i) all Indebtedness for borrowed money or for the deferred purchase price of any property (other than accounts payable to trade creditors under customary trade credit terms) or services for which the Person is liable as principal, (ii) all Indebtedness (excluding unaccrued finance charges) secured by a Lien on property owned or being purchased by the Person, whether or not such Indebtedness shall have been assumed by the Person, (iii) all obligations evidenced by bonds, debentures, notes or similar instruments, (iv) all capitalized lease obligations (excluding unaccrued finance charges) of the Person, (v) any arrangement (commonly described as a sale-leaseback transaction) with any financial institution or other lender or investor providing for the leasing to the Person of property which at the time has been or is to be sold or transferred by the Person to the lender or investor, or which has been or is being acquired from another Person by the lender or investor for the purpose of leasing the property to the Person, (vi) all guaranties of such Person, (vii) all Indebtedness, obligations or other liabilities in respect of any heding obligations (marked to market by reasonably estimating the present termination cost to such Person and including the net liability of such Person with respect thereto, but excluding any net receivable with respect thereto), (viii) all obligations of partnerships or joint ventures in respect of which the Person is primarily or secondarily liable as a partner or a joint venturer or otherwise (provided that in any event for the purposes of determining the amount of the Indebtedness, the full amount of such obligations, without giving effect to the contingent liability or contributions of the other participants in the partnership of joint venture, shall be included), and (ix) all redeemable preferred stock of such Person valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.

Section 1.11. Interest Rate: Five percent (5%) per annum, payable at maturity.

Section 1.12. Laws: All statutes, laws, ordinances, regulations, orders, writs, judgments, injunctions, decrees or awards of the United States or any state, county, municipality or other Governmental Entity applicable to Borrower or the operation or conduct of Borrower’s business.

Section 1.13. Lender: Koski Family Limited Partnership, a Texas Limited Partnership.

Section 1.14. Lien: Any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including without limitation any lease or title retention agreement or arrangement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Code or comparable law of any other jurisdiction.

Section 1.15. Loan: The term loan in the Maximum Loan Amount made pursuant to the terms hereof and as more particularly provided in Article Two hereof and funded in two (2) Advances as herein provided.

Section 1.16. Loan Documents: This Agreement, the Note, the Security Agreement and any and all other documents, instruments, affidavits, certificates and agreements executed and/or delivered by Borrower in connection herewith or in connection with the Loan, whether executed prior to, at or subsequent to the date hereof, together with all amendments, supplements or modifications in writing from time to time, or any one, more or all of the foregoing, as the context shall require.

Section 1.17. Note: That certain Senior Secured Convertible Promissory Note of even date herewith attached hereto as Exhibit A in the principal face amount of $2,500,000.00 made by Borrower and payable to the order of Lender, as the same may be amended, restated, modified, supplemented or as the Indebtedness evidenced thereby may be renewed or extended at any time.

Section 1.18. Permitted Encumbrances: (i) Liens imposed by law for taxes not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained; (ii) statutory liens of landlords, carriers, warehousemen, mechanics, materialmen and similar Liens arising by operation of law in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained; (iii) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (iv) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (v) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of Borrower; (vi) Liens placed upon fixed or capital assets hereafter acquired to secure all or a portion of the purchase price thereof, provided that (x) any such Lien shall not encumber any other property of the Borrower and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchase shall not exceed the amount provided in Section 5.01; (vii) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business; (viii) normal and customary rights of setoff upon deposits of cash in favor of banks and depositary institutions; (ix) extensions, renewals or replacements of any Lien referred to above, provided that the principal amount of the Indebtedness secured hereby is not increased and any Lien resulting therefrom is limited to the assets originally encumbered.

Section 1.19. Permitted Investments: (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof; (ii) commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody’s and in either case maturing within six months from the date of acquisition thereof; (iii) certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and (v) mutual funds investing solely in any one or more of the Permitted Investments described in the foregoing clauses (i) through (iv).

Section 1.20. Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

Section 1.21. Security Agreement: That certain Security Agreement, attached hereto as Exhibit B of even date herewith by and between Borrower and Lender pursuant to which Borrower has granted to Lender a security interest in the Collateral described therein, as the same may be amended, restated, modified or supplemented at any time.

In addition to the foregoing, the following provisions shall be applicable to the construction and interpretation of this Agreement:

Section 1.22. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, and exhibit references are to this Agreement unless otherwise specified.

Section 1.23. Recital. The recital contained in the beginning of this Agreement is an integral part hereof and is hereby incorporated by reference for all purposes as if fully set forth herein.

ARTICLE 2

THE FINANCING

Section 2.01. Term Loan. Lender hereby agrees to make and Borrower hereby agrees to take the Loan in an aggregate amount of the Maximum Loan Amount funded in two (2) Advances as herein provided. The first Advance shall be in the principal sum of $1,250,000.00 and shall be advanced by Lender to Borrower contemporaneously with the execution and delivery hereof provided that all conditions to Lender’s obligations hereunder have occurred or been met. The second Advance shall be in the principal sum of $1,125,000.00 and shall be advanced by Lender to Borrower on or before April 23, 2012, provided that no Default Condition or Event of Default then exists and all conditions to Lender’s obligations hereunder shall have occurred or been met. All Advances under the Loan shall be evidenced by the Note, which shall be executed and delivered simultaneously with the execution and delivery of this Agreement, and each Advance shall accrue interest as provided in and as payable under the Note at the Interest Rate, with principal and interest to be payable in full under and pursuant to the Note on March 23, 2015. The proceeds of the Loan shall be used for the purpose of providing working capital to Borrower. The Loan may be prepaid in full or in part without penalty or premium at any time upon not less than thirty (30) days’ prior written notice to Lender.

Section 2.02. Issuance of Warrants. Simultaneously with Borrower’s execution and delivery of the Notes, Borrower shall issue to Lender a Warrant entitling Lender to purchase five hundred ninety nine thousand five hundred twenty (599,520) shares of Borrower’s common stock at an exercise price of $2.00 per share in the form attached hereto as Exhibit C.

Section 2.03. Conditions Precedent. The closing of the Loan is conditioned upon the following conditions, which shall be absolute conditions precedent to funding the initial Advance:

(i)	Lender shall have received this Agreement duly executed and delivered by Borrower;

(ii)	Borrower shall have executed and delivered to Lender the Note;

(iii)	Borrower shall have executed and delivered to Lender the Security Agreement;

(iv)	Lender’s receipt of Borrower’s internally prepared annual financial statements inclusive of an income statement, balance sheet and cash flow statement for the fiscal year ending December 31, 2011;

(v)	The existing unsecured Indebtedness of the Borrower to the Lender in the aggregate outstanding principal amount of $8,250,000.00, as evidenced by 12 separate notes payable to Lender and which provide for a stated maturity of July 30, 2012, shall, together with all accrued interest owed thereon through the date hereof, have been converted into 6,285,619 shares of Borrower common stock. Upon the issuance of shares of common stock of Borrower as provided, the existing 12 notes evidencing such aggregate existing unsecured Indebtedness shall be marked as “cancelled” and returned to Borrower.

Section 2.04. Conversion. Lender hereby agrees that effective upon the closing of a Qualified Financing (as defined below) all principal and accrued but unpaid interest on the Note shall automatically convert into shares of the same class and series of stock of Borrower on the same terms and conditions, including per share price, as such shares are issued in one issue or a series of related issues (not including the value of the converted Note) in a private offering to “Accredited Investors” (the “Qualified Financing Securities”). For purposes herein, a “Qualified Financing” means the first transaction or series of transactions pursuant to which Borrower issues and sells shares of its capital stock to Accredited Investors for aggregate gross proceeds to Borrower of at least $5,000,000 excluding all proceeds from the incurrence of indebtedness that is converted into such shares of stock, with the principal purpose of raising capital.

Section 2.05 Subordination. Lender hereby agrees to subordinate the indebtedness represented by this Agreement and the Note to any Indebtedness approved by the Borrower’s Board of Directors.

Section 2.06 Release of Collateral Upon Sale or License. Lender hereby agrees to release its security interest in, and lien on, any collateral provided by Borrower under the Security Agreement of any approved sale or license thereof that is approved by the Borrower’s Board of Directors.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

As an inducement to Lender to enter into and execute this Agreement, Borrower represents, covenants and warrants (which representations and warranties shall be deemed to be renewed for each Advance) that:

Section 3.01. Borrower’s Existence; Power; Authorization. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is duly qualified or licensed to transact business in all jurisdictions where such qualification or license is necessary or desirable in view of its business operations or the ownership of its assets. The Borrower has the power to make and perform this Agreement, the Note, the Security Agreement, and the other Loan Documents, and this Agreement, the Note, the Security Agreement, and the other Loan Documents constitute the legal, valid and binding obligations of the Borrower enforceable against Borrower in accordance with their respective terms. The execution, delivery and performance of this Agreement, the Note, the Security Agreement, the other Loan Documents, and all other documents or instruments contemplated to be executed by this Agreement have been duly authorized by all necessary corporate action of the Borrower and will not and do not violate any law, rule or regulation, or any order or decree applicable to Borrower or to which Borrower may be subject, will not and do not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease, license, security agreement, agreement, contract or other instrument to which Borrower is a party or by which Borrower or any of its property is bound, will not result in the creation or imposition of any Lien upon any of Borrower’s property other than those in favor of Lender, and do not require the consent or approval of any governmental body, agency, authority or other Person; and this Agreement, the Note, and all other Loan Documents have been duly executed and delivered on Borrower’s behalf and constitute the legal, valid and binding obligations of Borrower, enforceable against it in accordance with their terms.

Section 3.02. Financial Statements. The financial statements delivered pursuant to Section 2.03(iv) hereof fairly present the financial condition of Borrower as of the date thereof and the results of operations for such period.

Section 3.03. Compliance with Laws and Agreements. Borrower is in material compliance with (a) all requirements of law applicable to it and all judgments, decrees and orders of any governmental authority applicable to it, and (b) all indentures, agreements or other instruments binding upon it or its properties, except where non-compliance, either singly or in the aggregate, could not reasonably be expected to result in a material adverse effect on Borrower.

Section 3.04. Margin Regulations. None of the proceeds of the Loan will be used, directly or indirectly, for “purchasing” or “carrying” any “margin stock” with the respective meanings of each of such terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulation U. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock.”

Section 3.05. ERISA. Borrower is not in violation of, and is in compliance with, the Employee Retirement Income Security Act of 1974.

Section 3.06. Taxes. Borrower has timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority, except where the same are currently being contested in good faith by appropriate proceedings and for which Borrower has set aside on its books adequate reserves.

Section 3.07. Ownership of Property. Borrower has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business. All leases that individually or in the aggregate are material to the business or operations of the Borrower are valid and subsisting and are in full force.

Section 3.08. Labor Relations. There are no strikes, lockouts, collective bargaining activities or other material labor disputes or grievances against Borrower, or, to Borrower’s knowledge, threatened against or affecting Borrower, and no significant unfair labor practice, charges or grievances are pending against Borrower, or to Borrower’s knowledge, threatened against Borrower before any governmental authority.

Section 3.09. Security Documents. The Security Agreement, upon execution and delivery thereof, will create in favor of the Lender, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and the proceeds thereof, in which a security interest may be perfected under the Florida Uniform Commercial Code as in effect at the relevant time by filing of financing statements or obtaining control or possession, and the Lien created under the Security Agreement is (or will be, upon the filing of appropriate financing statements and grants of security in intellectual property, the execution of appropriate control agreements and delivery of certificated securities and instruments to the Lender) a fully perfected first-priority Lien on, and security interest in, all right, title and interest of Borrower in such Collateral, in each case prior and superior in right to any other Person, other than with respect to Liens permitted by Section 5.02 hereof.

Section 3.10. No Event of Default or Default or Default Condition. No Event of Default or Default Condition has occurred and is continuing as of the date of this Agreement.

ARTICLE 4

GENERAL COVENANTS

Borrower covenants to Lender that from and after the date hereof, and until the Loan is indefeasibly paid in full in cash or is converted as provided herein, Borrower will comply with the covenants set forth below:

Section 4.01. Payment of Loan and Performance of Covenants. Borrower shall (i) make full and timely payments of the principal of and interest on the Note in accordance with the terms of the Note and (ii) duly comply with all terms and covenants contained in each of the Loan Documents.

Section 4.02. Use of Loan. Borrower shall use each Advance solely for the purposes provided herein and Borrower shall, if requested by Lender, furnish Lender with all such evidence as Lender shall reasonably require with respect to such use.

Section 4.03. Existence; Conduct of Business. Borrower shall do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, and will continue to engage in the same business as presently conducted or such other businesses that are reasonably related thereto.

Section 4.04. Litigation. Borrower shall give prompt notice to Lender of any litigation claiming in excess of $250,000 from Borrower.

Section 4.05. Taxes. Borrower shall pay taxes when due (other than taxes based upon or measured by Lender’s income or revenues), if any, in connection with the Loans and/or the recording of any financing statements or other Loan Documents.

Section 4.06. Compliance with Laws, etc. The Borrower shall comply with all laws, rules, regulations and requirements of any governmental authority applicable to its business and properties, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Borrower.

Section 4.07. Payment of Obligations. Borrower shall pay and discharge at or before maturity, all of its obligations and liabilities (including without limitation all tax liabilities and claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Borrower has set aside on its books adequate reserves with respect thereto, and (c) the failure to make payment pending such contest could not reasonably be expected to have a material adverse effect on Borrower.

Section 4.08. Books and Records. Borrower shall keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities.

Section 4.09. Insurance. Borrower shall maintain or cause to be maintained insurance on its properties and assets against fire, casualty, public liability, as well as general liability, and other liability insurance related to the business of Borrowers as reasonably required by the Lender, all in such amounts, with such deductibles and with such insurers as are at all times reasonably satisfactory to Lender.

Section 4.10. Visitation, Inspection, etc. Borrower will permit any of Lender’s officers or other representatives to visit and inspect Borrower’s location(s) or where any Collateral is kept during regular business hours upon prior written notice to examine and audit all of Borrower’s books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its officers, employees and independent certified public accountants and attorneys; provided that the Lender shall, and shall cause its officers representatives to, use their best efforts to conduct such visits and inspections in such a manner as to not disrupt the normal conduct of Borrower’s business.

Section 4.11. Further Assurances. Borrower shall duly execute and/or deliver (or cause to be duly executed and/or delivered) to Lender any documents, instruments, assignments, financing statements, waivers, consents or other writings which may be reasonably necessary to Lender to carry out the terms of this Agreement and any of the other Loan Documents.

Section 4.12. Costs and Expenses. Borrower will pay all costs and expenses required to satisfy the conditions of this Agreement. Without limitation of the generality of the foregoing, Borrower will pay: (a) all taxes and expenses, including all intangible and stamp taxes, if any; (b) all fees and commissions lawfully due to brokers in connection with this transaction; (c) legal fees and expenses of Lender’s counsel; and (d) all sales and/or use taxes imposed by any appropriate governmental authority on any of the foregoing.

Section 4.13. Satisfaction of Conditions. Borrower will cause all conditions hereof to be satisfied to the extent it is within its power to do so.

Section 4.14. Indemnification. Borrower agrees to protect, indemnify, defend, and hold harmless Lender and each of its attorneys, accountants, consultants, representatives and agents (collectively, “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements (including, without limitation, payment by Lender of any obligations due or past due under any contract or agreement to which Borrower is or becomes a party) of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for and consultants of such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect, or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, securities, and commercial laws and regulations, under common law or at equitable cause or on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the other Loan Documents, or any act, event or transaction related or attendant thereto, the agreements of Lender contained herein, the opening of the Loan, the management of the Loan or the Collateral or the use or intended use of the proceeds of borrowing hereunder (collectively, the “Indemnified Matters”); provided, that Borrower shall not have any obligation to any Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of such Indemnitee; provided, further, that Borrower shall have not any obligation to any Indemnitee hereunder with respect to taxes that are imposed on the net income of any

Indemnitee or any franchise or doing business taxes imposed on any Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which they are permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

Section 4.15. Payment of Documentary Stamp and Intangible Taxes. In addition to paying all documentary stamp taxes and intangible taxes paid by Borrower as required by Lender or law as of the date of this Agreement, if any, Borrower agrees to pay in full, immediately on request by Lender, any and all other or additional documentary stamp taxes and intangible personal property taxes, including interest and penalties, that later are deemed by Lender or by the Florida Department of Revenue to be applicable to this transaction, including any excise taxes applicable to the Note or this Agreement. Further, Borrower agrees to indemnify, defend and hold Lender harmless with respect to any such excise taxes (and penalties, interest or fines with respect thereto) deemed to be applicable.

ARTICLE 5

NEGATIVE COVENANTS

Borrower covenants and agrees that so long as the Loan remains unpaid in full:

Section 5.01. Indebtedness. The Borrower will not, create, incur, assume or suffer to exist any Indebtedness, without the prior approval of Lender, which shall not be unreasonably withheld, delayed or conditioned, except:

(a) Indebtedness created pursuant to the Loan Documents;

(b) Indebtedness of Borrower existing on the date hereof and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;

(c) purchase money Indebtedness and capital lease obligations, in each case incurred by Borrower to finance the acquisition of specific fixed assets and in each case not in excess of $25,000.00; and

(d) additional Indebtedness (exclusive of the above) in excess of $25,000.00;

(e) extensions, renewals or replacements of the foregoing, provided that the principal amount thereof is not increased.

Section 5.02. Negative Pledge. Without the prior written consent of Lender, Borrower shall not create, incur, assume or suffer to exist any Lien on any of their assets or property now owned or hereafter acquired in excess of $25,000 per year on a consolidated basis, except:

(a) Liens securing the Loan;

(b) Permitted Encumbrances;

(c) any Liens on any property or asset of Borrower existing on the date hereof; provided, that such Lien shall not apply to any other property or asset of any Borrower; and

(d) extensions, renewals, or replacements of any Lien referred to in paragraphs (a) and (b) of this Section 5.02; provided, that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby.

Section 5.03. Fundamental Changes.

(a) Borrower shall not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or liquidate or dissolve.

(b) Borrower shall not, engage in any business other than businesses of the type conducted by the Borrower on the date hereof and businesses reasonably related thereto.

Section 5.04. Investments, Loans, etc. Borrower shall not purchase, hold or acquire any common stock, evidence of Indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guaranty any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called “Investments”), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, or create or form any subsidiary, except:

(a) Investments existing on the date hereof;

(b) Permitted Investments;

(c) Existing guaranties constituting Indebtedness permitted by Section 5.01 hereof;

(d) Loans or advances to employees, officers or directors of any Borrower any of its Subsidiaries in the ordinary course of business for travel, relocation and related expenses; provided, however, that the aggregate amount of all such loans and advances does not exceed $100,000 at any time;

(e) other Investments in an aggregate initial amount not to exceed at any one time $100,000.00.

Section 5.05. Sale of Assets. Borrower shall not convey, sell, lease, assign, transfer or otherwise dispose of, any of its assets, businesses or properties, whether now owned or hereafter acquired to any other Person, except:

(a) the sale or other disposition for fair market value of obsolete or worn out property or other property not necessary for operations disposed of in the ordinary course of business or which is replaced with new property serving the same or reasonably equivalent function and having a value of not less than that of the property which has been sold or disposed of; and

(b) the sale of inventory in the ordinary course of business; and

(c) Permitted Investments.

Section 5.06. Sale and Leaseback Transactions. Borrower shall not enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

Section 5.07. Amendment to Material Documents. Except with respect to any amendment required to be made pursuant to the terms of this Agreement, Borrower shall not amend, modify or waive any of its rights in a manner materially adverse to the Lender, or which could otherwise be reasonably expected to have a material adverse effect on Borrower under (i) its articles of incorporation, bylaws, or other organizational documents, or (ii) any material contract.

ARTICLE 6

EVENTS OF DEFAULT

The occurrence of any events or conditions described herein below shall constitute an “Event of Default” hereunder, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied; time is of the essence herein:

Section 6.01. Note. Borrower shall fail to make any payment of principal and/or interest under the Note when due.

Section 6.02. Misrepresentations. Borrower shall make any representation or warranty in this Agreement or in any of the other Loan Documents or in any certificate or statement furnished at any time hereunder or in connection with any of the Loan Documents which proves to have been untrue or misleading in any material respect when made or furnished.

Section 6.03. Covenants. Borrower shall default in the observance or performance of any covenant or agreement contained in this Agreement, or in any of the other Loan Documents.

Section 6.04. Voluntary Proceeding. Borrower shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Section 6.04, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for Borrower or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing

Section 6.05. Involuntary Proceeding. An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other similar relief in respect of Borrower or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered.

ARTICLE 7

REMEDIES

Upon the occurrence of any Default Condition or Event of Default, Lender’s obligation to make any Advance under the Loan shall cease. Upon the occurrence or existence of any Event of Default, or at any time thereafter, without prejudice to the rights of Lender to enforce its claims against Borrower for damages for failure by Borrower to fulfill any of its obligations hereunder, subject only to prior receipt by Lender of payment in full of the Loan and in form acceptable to Lender, Lender in addition to all rights and remedies which it may have at law or in equity, shall have the following rights and remedies:

Section 7.01. Acceleration of the Obligations. Lender, at its option, may declare the Loan to be immediately due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of non-payment or any other notice required by law relative thereto, all of which are hereby expressly waived by Borrower, anything contained herein to the contrary notwithstanding and, in connection therewith, if Lender so elects, by further written notice to Borrower, Lender may increase the rate of interest charged on the Note on the principal amount then outstanding for so long thereafter as Lender further shall elect by an amount not to exceed the Default Rate. Thereafter, Lender, at its option, may but shall not be obligated to, accept less than the entire amount of the Loan (including without limitation principal, interests, late charges and other fees due thereon) when due, if tendered, provided, however, that unless then agreed to in writing by Lender, no such acceptance shall or shall be deemed to constitute a waiver of any Event of Default or a reinstatement of any commitments of Lender hereunder

Section 7.02. Other Remedies. Unless and except to the extent expressly provided for to the contrary herein, the rights of Lender specified herein shall be in addition to, and not in limitation of, Lender’s rights at law or in equity, or under any other provision of any other Loan Documents or under the provisions of any other document, instrument or other writing executed by Borrower or any third party in favor of Lender, all of which may be exercised successively or concurrently.

ARTICLE 8

MISCELLANEOUS

Section 8.01. Remedies Cumulative; Waiver. Each and every right granted to Lender under this Agreement or any of the Loan Documents, or any other document delivered hereunder or in connection herewith or allowed it by law or in equity, shall be cumulative and may be exercised from time to time. No failure on the part of Lender to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right. No Advance under the Loan shall constitute a waiver of any of the provisions of this Agreement. No waiver by Lender of any Default Condition or Event of Default shall constitute a waiver of any subsequent Default Condition or Event of Default.

Section 8.02. Survivability of Representations, Warranties and Covenants. The representations and warranties made in this Agreement shall be true and correct as of the date hereof and shall remain true and correct in all material respects at all times hereafter so long as any portion of the Loan shall remain outstanding. All representations, warranties and covenants made herein are given as an inducement to Lender to extend credit to Borrower. Lender is relying on the validity and accuracy of such representations and warranties and the covenants made by Borrower as contained herein. All representations, warranties and covenants made herein shall survive the execution and delivery of all Loan Documents and shall further survive any and all bankruptcy, reorganization, arrangement, liquidation, dissolution or insolvency proceedings relating to Borrower or any guarantor.

Section 8.03. Notices. All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when presented personally or sent by registered or certified mail, postage prepaid, to any party hereto at its address set forth in the preamble to this Agreement.

Section 8.04. Modifications. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing, signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

Section 8.05. Cross Default. A default by Borrower in this Agreement shall constitute a default under the Note and all other Loan Documents, and a default by Borrower under any of the Note or any other Loan Document shall constitute a default under this Agreement.

Section 8.06. Usury. Notwithstanding any provision herein or in any other Loan Document to the contrary, the total liability of Borrower for any payments of interest or in the nature of interest shall not exceed the limits (contract rights) imposed by the usury laws of the State of Florida. In the event that any such payment is paid by Borrower, or received by Lender, then such excess sum shall be credited as provided in the Note for payments of interest or payments in the nature of interest. Such return or credit shall not cure or waive any Default Condition or Event of Default under this Agreement or any other Loan Document.

Section 8.07. Gender and Number. In this Agreement, whenever the context so requires, the neuter gender includes the feminine and/or masculine, as the case may be and the singular number includes the plural.

Section 8.08. Binding Effect. The terms, conditions, covenants, agreements, powers, privileges, notices and authorizations herein contained shall extend to, be binding upon and available for the heirs,

executors, administrators, successors and, to the extent permitted hereunder, to the assigns of each of the respective parties hereof. Notwithstanding the foregoing, Borrower will not assign or transfer voluntarily or by operation of law, or otherwise dispose of this Agreement or any monies, property or funds deposited with Lender. An assignment or transfer in violation of this provision shall be invalid, and an assignment or transfer by operation of law shall be deemed to be an invalid transfer.

Section 8.09. Time of Essence. It is specifically agreed that in all cases, time is of the essence of this Agreement.

Section 8.10. Assignment by Borrower. This Agreement may not be assigned by Borrower without the prior written consent of Lender. In the event that Lender approves any such assignment, Lender shall be entitled to make advances to such assignee and such advances shall be evidenced by the Note and the other Loan Documents. Borrower shall remain liable for payment of all sums advanced hereunder before and after such assignment.

Section 8.11. Severance. In the event any one or more of the provisions or terms of this Agreement shall for any reason be held to be unenforceable in any respect, such unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such unenforceable provision had never been contained herein.

Section 8.12. Headings. Any captions or headings of the articles, sections and subsections of this Agreement are for convenience and reference and are not to be considered a part hereof and shall not limit or otherwise affect any of the provisions or terms hereof.

Section 8.13. Interpretation. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such Person having or being deemed to have structured or dictated such provision.

Section 8.14. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties or signatories hereto may execute this Agreement by signing any such counterpart.

Section 8.15. Governing Law. This Agreement and each transaction consummated hereunder shall be deemed to be made under the laws of the State of Florida, excepting, however, its laws or rule regarding conflicts of laws or choice of laws, and shall be construed in accordance with and governed by the laws of such state.

Section 8.16. Acceptance. This Agreement, together with the other Loan Documents, shall not become effective and until delivered to Lender and accepted in writing by Lender, as evidenced by its execution hereof (notice of which delivery and acceptance are hereby waived by Borrower).

Section 8.17. Cure of Defaults by Lender. If, hereafter, Borrower defaults in the performance of any duty or obligation to Lender hereunder, Lender may, at its option, but without obligation, cure such default and any cost, fees and expenses incurred by Lender in connection therewith including, without limitation, for the purchase of insurance, the payment of taxes and the removal or settlement of Liens and claims, shall be immediately due and payable by Borrower to Lender upon Lender’s demand therefor and shall bear interest at the Default Rate from the time incurred or advanced by Lender until repaid by Borrower.

Section 8.18. Sole Benefit. The rights and benefits set forth in this Agreement and in all the other Loan Documents are for the sole and exclusive benefit of the parties thereto and may be relied upon only by them.

Section 8.19. Meaning of Particular Words. Any reference herein to “attorneys’ fees” or “attorney’s fees” shall be deemed to also include hourly charges for paralegals, law clerks and other staff members operating under the supervision of an attorney. Any award or payment of attorneys’ fees shall also include any and all sales and/or use taxes imposed thereon by any appropriate governmental authority.

Section 8.20. Notice of Final Agreement. THIS WRITTEN AGREEMENT AND ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 8.21 Legal Counsel. The Company and KFLP acknowledge that the law firm Shumaker, Loop & Kendrick, LLP (“Shumaker”) currently represents the Company and KFLP on unrelated matters. The Company and KFLP hereby waive any potential conflict of interest arising from the representation by Shumaker and consents to the continued representation by Shumaker of the Company in connection with the matters covered by this Agreement. The KFLP further acknowledges and represents that it has had an opportunity to retain its own separate legal counsel to represent it in this matter.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

“Lender”

KOSKI FAMILY LIMITED PARTNERSHIP, a Texas limited partnership

By:	/s/ Christine Koski
Name:	Christine Koski
Its:	Managing General Partner

“Borrower”

ORAGENICS, INC., a Florida corporation

By:	/s/ John Bonfiglio
Name:	John Bonfiglio
Its:	President and Chief Executive Officer

Exhibit A

Form of Secured Promissory Note

THIS NOTE AND THE SHARES OF STOCK INTO WHICH IT IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISTRIBUTION FOR VALUE IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

March 23, 2012
$2,500,000.00
Tampa, Florida

Oragenics, Inc., a Florida corporation (the “Company”), for value received, hereby promises to pay to Koski Family Limited Partnership, a Texas limited partnership (the “Holder”), the principal sum of Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000.00), or so much as has been advanced hereunder as provided in that certain Loan Agreement (as amended, restated, modified or supplemented at any time or from time to time, the “Loan Agreement”) between the Company and Holder dated as of event date herewith, and remains unpaid, plus interest as herein provided, in lawful money of the United States of America, on March 23, 2015 (the “Maturity Date”). This Note is subject to the following terms and conditions:

1. INTEREST. This Note shall bear interest at a fixed rate of interest per annum of 5.00%. Interest payable pursuant to the terms of this Note shall be based on the actual number of days elapsed over a year of 365 or 366 days, as applicable.

2. REPAYMENT. The entire outstanding principal balance of this Note together with all accrued interest hereon as provided herein shall be due and payable in full on the Maturity Date.

3. CONVERSION. Upon the closing of a Qualified Financing (as defined below) all principal and accrued but unpaid interest on this Note shall automatically convert into shares of the same class and series of stock of the Company on the same terms and conditions, including per share price, as such shares are issued in one issue or a series of related issues (not including the value of the converted Loan) in a private offering to “Accredited Investors” (the “Qualified Financing Securities”). For purposes herein, a “Qualified Financing” means the first transaction or series of transactions pursuant to which the Company issues and sells shares of stock to Accredited Investors for aggregate gross proceeds to the Company of at least $5,000,000.00, excluding all proceeds from the incurrence of indebtedness that is converted into such shares of stock, with the principal purpose of raising capital. If no Qualified Financing shall have been consummated before the Maturity Date, the Holder shall have the right, immediately upon written demand, to require repayment of all unpaid principal and accrued interest on this Note. As promptly as practicable after the conversion of this Note as provided above, the Holder shall surrender this Note to the Company for cancellation, whereupon the Company shall issue and deliver to the Holder, in the name of the Holder, evidence of the equity of the Company issuable upon the conversion of this Note. No fractional shares shall be issued upon conversion of this Note. If conversion of this Note would result in the issuance of a fractional share, the amount payable under this Note that therefore cannot be applied to the purchase of the shares purchasable upon conversion shall be forgiven by the Holder without any further action on the part of the Holder or the Company.

4. EVENT OF DEFAULT. This Note shall be in default upon the occurrence of an Event of Default (as such term is defined in the Loan Agreement).

5. REMEDIES. If an Event of Default occurs and is not cured within the applicable grace or curative period therefor, the Holder may declare the principal of this Note, together with any accrued and unpaid interest, if not already due, to be due and payable immediately, by written notice to the Company. Upon any such declaration, such principal and interest will become due and payable immediately, anything contained in this Note to the contrary notwithstanding, and thereupon, the Holder shall be entitled to exercise all rights and remedies under this Note, the Loan Agreement, the Security Agreement (as defined in the Loan Agreement), at law or in equity, including without limitation all of its rights and remedies as a secured party under the Florida Uniform Commercial Code.

6. PREPAYMENT. This Note may be prepaid in whole or in part at any time without penalty or premium.

7. TRANSFER. This Note may not be transferred or sold, or pledged, hypothecated or otherwise granted as security, by Holder.

8. MISCELLANEOUS

8.1 GOVERNING LAW. This Note will be deemed to be a contract made under the laws of the State of Florida, and for all purposes will be construed in accordance with the laws of the State of Florida.

8.2 BINDING EFFECT. This Note shall be binding upon, and inure to the benefit of, the Company and the Holder, and their respective successors, and/or permitted assigns.

8.3 EXPENSES OF COLLECTION. In the event of any default by the Company in its obligations hereunder, the Company shall reimburse the Holder on demand the amount of its costs and expenses in enforcing its rights hereunder, including reasonable attorneys fees.

8.4 WAIVER OF JURY TRIAL. THE COMPANY AND HOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS, CROSSCLAIMS OR THIRD-PARTY CLAIMS) ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE. THE COMPANY HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF HOLDER OR HOLDER’S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT HOLDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the day and year first set forth above.

ORAGENICS, INC.,
a Florida corporation

By:
Name:
Title:

THIS NOTE HAS BEEN BOTH EXECUTED AND DELIVERED OUTSIDE OF THE TERRITORIAL LIMITS OF THE STATE OF FLORIDA AND IS THEREFORE NOT SUBJECT TO FLORIDA DOCUMENTARY STAMP TAX.

Exhibit B

Form of Security Agreement

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”) is entered into as of March 23, 2012, by and between ORAGENICS, INC., a Florida corporation located at 3000 Bayport Drive, Suite 685 Tampa, Florida 33607 (“Borrower”), and KOSKI FAMILY LIMITED PARTNERSHIP, a Texas limited partnership having a mailing address of 3525 Turtle Creek Boulevard, Unit 19-B, Dallas, Texas 75219 (“Lender”)

Background

A.	On the date of this Agreement, Lender loaned Borrower Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) (the “Loan”), pursuant to the terms of a Senior Secured Convertible Promissory Note of even date herewith executed by Borrower in favor of Lender in the principal amount of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) (the “Promissory Note”).

B.	As a material inducement for Lender to make the Loan to Borrower pursuant to the terms of the Promissory Note, Borrower has agreed to provide collateral security for the performance of its obligations and liabilities under the Promissory Note, pursuant to the terms and conditions of this Agreement.

Terms and Conditions

For the reasons described above, in consideration of the mutual promises and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, Borrower and Lender hereby agree as follows:

Definitions. The following capitalized terms used in this Agreement shall have the meanings assigned to them in this Section 0, and shall include the plural as well as the singular number:

“Collateral” means the assets of Borrower listed on Exhibit A, whether now owned or hereafter acquired by Borrower, and all products thereof, and all replacements, replenishments, additions, accessions, and substitutions thereof and the proceeds thereof including, without limitation, the following:

all patents, patent disclosures, trademarks, service marks, trade dress, logos, trade names, copyrights, art and mask works, manuals and information, and all registrations, applications, reissues, continuations, continuations in part or extensions thereof, and all associated goodwill for each of the foregoing, and all computer software, computer programs, computer data bases and related documentation and materials, data, documentation, trade secrets, confidential business information (including ideas, formulas, compositions, inventions, know how, business processes and techniques, research and development information, drawings, designs, plans, proposals and technical data, financial, marketing and business data, customer and supplier data, pricing and cost information) and other intellectual property rights (in whatever form or medium), whether owned or licensed by the Borrower, including the Intellectual Property (as defined in Section 5.1(a) below).

without limiting the generality of the foregoing, to the extent related to all or any part of the other Collateral, all books, correspondence, credit files, records, invoices, tapes, cards, computer runs and other papers and documents in the possession or under the control of Borrower or any computer bureau or service company from time to time acting for Borrower.

“Event of Default” means the occurrence of any one or more of the following events:

any event of default under the Promissory Note;

any default by Borrower under this Agreement and if such default is capable of being remedied, such default remains unremedied for thirty (30) days, including the breach or material inaccuracy of any representation, warranty or covenant of Borrower under this Agreement;

the inability of Borrower, or the admission by Borrower of its inability, to pay its debts as they mature, or the insolvency of Borrower;

the filing against Borrower of an involuntary petition or other pleading seeking the entry of a decree or order for relief under the United States Bankruptcy Code or any similar federal or state insolvency or other similar law ordering: (i) the liquidation of Borrower, (ii) a reorganization of Borrower or the business and affairs of Borrower, or (iii) the appointment of a receiver, liquidator, assignee, custodian, trustee or similar official for Borrower or the property of Borrower, and the failure to have such petition or other pleading denied or dismissed within thirty (30) days from the date of filing;

(i) the commencement by Borrower of a voluntary case under the United States Bankruptcy Code or any similar federal or state insolvency or other similar law, (ii) the consent by Borrower to the appointment or taking possession by a receiver, liquidator, assignee, trustee, custodian or similar official for Borrower or any of the property of Borrower, (iii) the making by Borrower of an assignment for the benefit of creditors, or (iv) the failure by Borrower generally to pay its debts as they become due; or

the making of any levy, seizure or attachment of or on the Collateral by any third party.

“Liability” or “Liabilities” means all monetary obligations and liabilities of Borrower to Lender under the Promissory Note, whether now existing or hereafter incurred, matured or unmatured, direct or indirect, absolute or contingent, now due or hereafter to become due, as well as all costs and reasonable expenses of collection, including reasonable attorneys’ fees, paralegals’ fees and expenses for any primary, appellate, bankruptcy and post-judgment proceedings, incurred by Lender in connection with the enforcement of the Promissory Note or this Agreement.

Grant of Security Interest. To secure the full and punctual payment of all Liabilities, Borrower hereby grants to Lender a continuing security interest in the Collateral, free and clear of any and all prior liens, encumbrances or charges whatsoever.

Perfection of Security Interest. To perfect the security interest granted above, Borrower authorizes Lender to file financing statements in forms that are satisfactory to Lender (including amendments thereto and continuation statements thereof and filings with the United States Patent and Trademark Office), describing the Collateral and containing such legends as Lender deems necessary or appropriate to protect Lender’s interest in the Collateral. Borrower agrees to pay all taxes, fees and costs (including reasonable attorneys’ fees) paid or incurred by Lender in connection with the preparation, filing or recordation of such documents and instruments. Borrower shall not file any amendments, correction statement or termination statements concerning the Collateral without the prior written consent of Lender. Borrower shall, from time to time, at the request of Lender, execute such other documents and perform such other acts reasonably necessary or appropriate to establish and maintain a valid and perfected security interest in the Collateral, free of all other liens and claims whatsoever. Borrower hereby appoints Lender as its attorney-in-fact (without requiring it to act as such) to perform all acts that Lender deems necessary or appropriate to perfect and continue its security interest in the Collateral. Borrower hereby acknowledges that this power of attorney is coupled with an interest and is irrevocable until all Liabilities have been fully paid.

Patents, Trademarks, etc. Borrower shall notify Lender immediately upon the occurrence of each of the following (i) Borrower’s acquisition after the date of this Agreement of any material Intellectual Property and (ii) a Responsible Officer of Borrower obtaining knowledge, or reason to know, that any application or registration relating to any Intellectual Property owned by or licensed to Borrower is reasonably likely to become abandoned or dedicated, or of any material adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Copyright Office, the United States Patent and Trademark Office or any court) regarding Borrower’s ownership of any material Intellectual Property, its right to register the same, or to keep and maintain the same. Borrower will, contemporaneously herewith, execute and deliver to Lender the Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement in the forms of Exhibit B, Exhibit C and Exhibit D hereto, as necessary, and shall execute and deliver to Lender any other document required to acknowledge or register or perfect Lender’s interest in any part of the Intellectual Property. Notwithstanding anything to the contrary contained in this Agreement, Lender shall only require perfection of its security interests in, or other registration with respect to, any patent, trademark or copyright registered, or eligible to be registered, with a country other than the United States or any political subdivision thereof, to the extent that Lender determines, in its sole discretion, that such patent, trademark or copyright, and the registration thereof in such other country or political subdivision thereof, is material to Borrower’s business.

Representations and Warranties. Borrower represents and warrants to Lender as follows:

Representations and Warranties Regarding Intellectual Property.

Schedule 5.1(a) attached to this Agreement contains a true, correct and complete list of patents, trademarks, service marks, trade names and copyrights owned by Borrower which are subject to the security interest created hereby, including any applications therefor (collectively, the “Intellectual Property”) and including, where applicable, the patent, trademark, service mark or copyright number (or application number), issue date and title.

Borrower is the sole and exclusive owner of all right, title and interest in and to the Intellectual Property and has not granted, nor does there exist by implication or operation of law, any license or other right in respect thereof which does or which will, subsequent to the date of this Agreement, permit or enable anyone other than Borrower to use any of the Intellectual Property.

No individual or entity has any rights to utilize any Intellectual Property or sell any products or services which utilize or incorporate, or which were developed utilizing or incorporating, any Intellectual Property.

There is no notice or pending or threatened claim against Borrower (and there has not been any such notice or claim) asserting (i) that any of the Intellectual Property infringes or violates the rights of third parties; (ii) that any of the Intellectual Property is invalid; (iii) that the present or past conduct of Borrower’s business infringes or violates any rights of others with respect to any of the Intellectual Property; (iv) that any individual or entity has any rights to utilize any of the Intellectual Property or sell any products or devices which utilize or incorporate, or which were developed utilizing or incorporating, any Intellectual Property; or (v) which could, if adversely determined against Borrower, adversely affect Borrower’s ability to utilize any of the Intellectual Property, and no basis for any such claim exists.

Borrower has not given any notice to any third parties asserting infringement by such third parties upon any of the Intellectual Property.

General Representations and Warranties.

Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of Florida.

Borrower is the owner of the Collateral free from any security interest, encumbrance, or lien, and will defend the Collateral against all claims and demands of all persons at any time claiming the same.

No financing statement covering any Collateral or any proceeds thereof is on file in any public office, except for that which may be on file to perfect the security interest of Lender.

Borrower is not in default with respect to any of its existing indebtedness, and the making and performance of this Agreement will not violate any laws or result in a default under any contract, agreement, or instrument to which Borrower is a party or by which its property is bound, or result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of its assets, except in favor of Lender.

Borrower has the power and authority to enter into and perform this Agreement and to incur the obligations herein provided for, and has taken all action necessary to authorize the execution, delivery, and performance of this Agreement.

This Agreement, when delivered, will be valid, binding and enforceable against Borrower in accordance with its terms.

No representation, warranty or statement of Borrower hereunder omits to state any material fact necessary to make each representation or warranty or statement in this Agreement by Borrower accurate and not misleading in any material respect.

Affirmative Covenants. Borrower covenants that, until such time as all of the Liabilities have been fully satisfied paid, it shall take all actions necessary to prosecute any pending applications with respect to the Intellectual Property;

take all actions necessary to protect its rights with respect to the Intellectual Property, including bringing appropriate actions to prevent infringement of such rights;

promptly notify Lender of any actual or threatened infringement of Borrower’s rights with respect to the Intellectual Property;

promptly notify Lender of the occurrence of any Event of Default or any event or condition which, with the giving of notice and/or the lapse of time, could constitute an Event of Default;

pay or cause to be paid when due, all taxes, assessments, and charges or levies imposed upon the Collateral;

notify Lender thirty (30) days in advance of any change in the location of its business, or of the establishment of any new, or the discontinuance of any existing, place of business;

continuously maintain, preserve, and keep in full force and effect, its corporate existence, good standing, and its right and privilege to conduct business in Florida;

permit Lender or its representatives at any time to inspect as frequently as reasonably requested the Collateral, wherever located, and it shall fully and timely assist Lender in regard to such inspections to the extent requested by Lender; and

maintain insurance, at full replacement cost, on the Collateral.

Remedies Upon Default. Upon the occurrence of an Event of Default, Lender may declare all Liabilities to be immediately due and payable and may, at its option and without notice or demand on Borrower and in addition to all the rights and remedies that accrue to a secured party under the Uniform Commercial Code as in effect in under applicable law or that are otherwise available to Lender under applicable law, do any one or more of the following: (a) foreclose or otherwise endorse Lender’s interest in the Collateral in any manner permitted by law, or provided for in this Agreement; or (b) sell, lease, license or otherwise dispose of any Collateral at one or more public or private sales, whether or not such collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as Lender may determine. Borrower expressly waives any constitutional or other right to a judicial hearing prior to the time Lender takes possession or disposes of the Collateral upon default as provided in this Section 8.

General Provisions.

Choice of Law; Venue. The laws of the State of Florida, excluding its choice of law provisions if such laws would result in the application of laws other than the laws of the State of Florida, shall govern any disputes with respect to this Agreement, the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of Borrower and Lender hereunder. The forum selected for any proceeding or suit related to a dispute between Borrower and Lender related to this Agreement shall be in a federal or state court of competent jurisdiction located in Hillsborough County, Florida. Borrower and Lender each consent to said courts’ personal jurisdiction over it and waive any defense, whether asserted by motion or pleading, that Hillsborough County, Florida is an improper or inconvenient venue.

Notice. Any notice, demand or other communication to a party that is permitted or required hereunder shall be given in writing, and shall be deemed to have been duly delivered (i) when delivered by personal delivery, (ii) three (3) days after being deposited with the United States Postal Service for mailing by first class mail, postage prepaid, certified mail, with return receipt requested (regardless of whether the return receipt is subsequently received), or (iii) one business day after being deposited with a nationally recognized courier service for overnight delivery; and in each case addressed by the sender to the recipient at the address first listed above, or to such other address as party may notify the other party in writing in conformity with the provisions of this Section.

Further Action. Each party agrees to take all further action, and to execute, acknowledge, and deliver any other documents, which may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

No Agency. Nothing contained in this Agreement shall be deemed to create any association, partnership or joint venture between the parties.

Amendment. The Agreement may be amended only by a written instrument signed by both parties.

Assignment. Lender may assign its rights under this Agreement in connection with the assignment of the Promissory Note.

No Waiver. No waiver of any provision of this Agreement, and no consent to any departure by a party from the terms and conditions of this Agreement, shall be effective unless such waiver or consent is given in writing by the party against whom the waiver is being sought (in which the case the waiver or consent shall be effective only in the specific instance, and only for the specific purpose, for which it was given). No failure or delay by a party in exercising any right or remedy, or requiring the satisfaction of any condition under this Agreement, and no course of dealing between the parties, shall operate as a waiver or estoppel of any right or remedy of such party hereunder, or limit or prevent the subsequent enforcement of any provision of this Agreement by such party.

Integration. This Agreement, together with the Promissory Note (collectively, the “Loan Documents”), constitutes the final agreement among the parties. They are the complete and exclusive expression of the parties’ agreement on the matters contained in the Loan Documents. All prior and contemporaneous negotiations and agreements between the parties on the matters contained in the Loan Documents are expressly merged into and superseded by the Loan Documents. The provisions of the Loan

Documents may not be explained, supplemented, or qualified through evidence of trade usage or a prior course of dealings. In entering into the Loan Documents, no party has relied upon any statement, representation, warranty or agreement of the other party except for those expressly contained in the Loan Documents. There are no conditions precedent to the effectiveness of the Loan Documents other than those expressly stated in the Loan Documents.

Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force, if the essential terms and conditions and conditions of this Agreement for each party remain valid, binding and enforceable.

Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and permitted assignees.

Counterparts. The parties may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of the parties need not appear on the same counterpart, and delivery of an executed counterpart signature page by facsimile or other form of electronic transmission shall be as effective as executing and delivering this Agreement in the presence of the other parties to this Agreement. This Agreement shall be binding when each party to this Agreement has delivered an executed counterpart signature page to each other party.

Number and Gender. Except where the context requires otherwise, any reference in this Agreement to the singular includes the plural, and any reference in this Agreement to the masculine gender includes the feminine and neuter gender.

Descriptive Headings. The titles and captions preceding the text of the sections of this Agreement are inserted solely for convenient reference and neither constitute a part of this Agreement nor affect its meaning, interpretation, or effect.

Authority. Each individual executing this Agreement on behalf of an entity represents and warrants that he or she is duly authorized to execute and deliver this Agreement on behalf of the entity and that this Agreement is binding upon the entity.

Release of Collateral. Secured Party covenants and agrees that provided that no Event of Default exists and is continuing that it shall release from the lien and operation of this Agreement, as well as any financing statement or other filing made to perfect Secured Party’s security interest in and to the Collateral, all portions of the Collateral which have been approved by the Borrower’s Board of Directors for sale or license.

[Continued on next page.]

Computation of Time. Whenever the last day for the exercise of any privilege or the discharge of any duty under this Agreement shall fall upon Saturday, Sunday or any public or legal holiday, whether federal or of the State of Florida, the party having such privilege or duty shall have until 5:00 p.m. on the next succeeding regular business day to exercise such privilege or to discharge such duty.

IN WITNESS WHEREOF, the parties have executed this SECURITY AGREEMENT on the date first indicated above.

“Borrower”

ORAGENICS, INC., a Florida corporation

By:
Name:	John Bonfiglio
Its:	President and Chief Executive Officer

“Lender”

KOSKI FAMILY LIMITED PARTNERSHIP, a Texas limited partnership

By:
Name:	Christine Koski
Its:	Managing General Partner

EXHIBIT A

TO SECURITY AGREEMENT

Company Technologies Securing Loan

The Security for the Loan is limited to the following Company technologies:

Product/Candidate	Description	Application	Status
SMaRT Replacement Therapy	Genetically modified strain of S. mutans that does not produce lactic acid	Tooth decay	Second Phase 1 clinical trial

ProBiora31	Blend of three beneficial oral probiotic bacteria	Oral health, teeth whitening, breath freshening (humans, companion pets)	Commercial (GRAS)

LPT3-04	Naturally occurring compound	Weight loss product	Under development

DPOLT	Organic chemistry platform	Enables scalable production of lantibiotics	Synthetic production under development

MU1140-S	Member of lantibiotic class of antibiotics	Healthcare-associated infections	Preclinical testing

1	The Security includes all ProBiora3 branded Company products, as well as any trademarks relating to such branded products.

For clarification purposes the following are specifically not part of the Security for the Loan:

•	Biomarker Discovery Platform (PCMAT) a discovery platform is based on our Proteomics-based Change Mediated Antigen Technology, or PCMAT;

•	PostBiotic (MANR) technologies; and

•	Company Accounts Receivable.

Exhibit B

Patent Security Agreement

PATENT SECURITY AGREEMENT

THIS PATENT SECURITY AGREEMENT (as amended, restated, or supplemented at any time or from time to time, this “Agreement”), dated as of March 23, 2012, between Oragenics, Inc., a Florida corporation (“Grantor”), in favor of Koski Family Limited Partnership, a Texas limited partnership (the “Lender”).

W I T N E S S E T H :

WHEREAS, Grantor is justly indebted to Lender in the principal amount of $2,500,000.00, as evidenced by Grantor’s Senior Secured Convertible Promissory Note (as modified, supplemented, amended, restated, or as the indebtedness evidenced thereby may be increased, decreased, adjusted, split into more than one indebtedness, consolidated with other indebtedness, adjusted, rearranged or recharacterized at any time or from time to time, the “Note”) in said principal sum dated March 23, 2012 and payable to the order of Lender, which Note is secured by, inter alios, that certain Security Agreement (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”) dated March 23, 2012, from Grantor in favor of Lender, which grants to Lender a security interest in all general intangibles of Grantor;

WHEREAS, as required by Lender, the Grantor is executing this Agreement and to further evidence and to grant to the Lender a continuing security interest in all of the Patent Collateral (as defined below) to secure the indebtedness evidenced by the Note; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of Lender, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

SECTION 2. Grant of Security Interest. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure the indebtedness evidenced by the Note, the Grantor does hereby mortgage, pledge and hypothecate to the Lender, and grant to the Lender a security interest in all of the following property (the “Patent Collateral”), whether now owned or hereafter acquired or existing by it:

(a) all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing anywhere in the world and including each patent and patent application referred to in Item A of Schedule I attached hereto;

(b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);

(c) all patent licenses, including each patent license referred to in Item B of Schedule I attached hereto; and

(d) all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, including any patent or patent application referred to in Item A of Schedule I attached hereto, and for breach or enforcement of any patent license, including any patent license referred to in Item B of Schedule I attached hereto, and all rights corresponding thereto throughout the world.

SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Lender in the Patent Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Lender under the Security Agreement. The Security Agreement (and all rights and remedies of the Lender thereunder) shall remain in full force and effect in accordance with its terms subject to Section 4 hereof.

SECTION 4. Release of Security Interest. Upon the payment in full of the indebtedness evidenced by the Note, the Lender shall promptly upon the Grantor’s request and contemporaneously with any refinancing of the indebtedness evidenced by the Note, at the Grantor’s expense, execute and deliver to the Grantor all instruments and other documents as may be necessary or proper to release the lien on and security interest in the Patent Collateral which has been granted hereunder.

SECTION 5. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Lender with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 6. Loan Document, etc. This Agreement is a Loan Document executed pursuant to the Note and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Note.

SECTION 7. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original (whether such counterpart is originally executed or an electronic copy of an original) and all of which shall constitute together but one and the same agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by the below named duly authorized officer as of the day and year first above written.

ORAGENICS, INC.,
a Florida corporation

By:
Name:
Title:

SCHEDULE I

TO PATENT SECURITY AGREEMENT

Item A. Patents

Issued Patents

*Country	Patent No.	Issue Date	Inventor(s)	Title

Pending Patent Applications

*Country	Application No.	Filing Date	Inventor(s)	Title

Patent Applications in Preparation

*Country	Docket No.	Expected Filing Date	Inventor(s)	Title

Item B. Patent Licenses

*Country or Territory	Licensor	Licensee	Effective Date	Expiration Date	Subject Matter

*	List items related to the United States first for ease of recordation. List items related to other countries next, grouped by country and in alphabetical order by country name.

1

Exhibit C

Trademark Security Agreement

TRADEMARK SECURITY AGREEMENT

THIS TRADEMARK SECURITY AGREEMENT (as amended, restated, or supplemented at any time or from time to time, this “Agreement”), dated as of March 23, 2012, between Oragenics, Inc., a Florida corporation (“Grantor”), in favor of Koski Family Limited Partnership, a Texas limited partnership (the “Lender”).

W I T N E S S E T H :

WHEREAS, Grantor is justly indebted to Lender in the principal amount of $2,500,000.00, as evidenced by Grantor’s Senior Secured Convertible Promissory Note (as modified, supplemented, amended, restated, or as the indebtedness evidenced thereby may be increased, decreased, adjusted, split into more than one indebtedness, consolidated with other indebtedness, adjusted, rearranged or recharacterized at any time or from time to time, the “Note”) in said principal sum dated March 23, 2012 and payable to the order of Lender, which Note is secured by, inter alios, that certain Security Agreement (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”) dated March 23, 2012, from Grantor in favor of Lender, which grants to Lender a security interest in all general intangibles of Grantor;

WHEREAS, as required by Lender, the Grantor is executing this Agreement and to further evidence and to grant to the Lender a continuing security interest in all of the Trademark Collateral (as defined below) to secure the indebtedness evidenced by the Note; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of Lender, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

SECTION 2. Section 3. Grant of Security Interest. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure all of the Obligations, the Debtor does hereby mortgage, pledge and hypothecate to the Secured Party, and grant to the Secured Party a security interest in, for its benefit and the benefit of the Secured Party, all of the following property (the “Trademark Collateral”), whether now owned or hereafter acquired or existing by it:

(a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this clause (a) being collectively called a “Trademark”), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, including those referred to in Item A of Schedule I attached hereto;

(b) all Trademark licenses, including each Trademark license referred to in Item B of Schedule I attached hereto;

(c) all reissues, extensions or renewals of any of the items described in clause (a) and (b);

(d) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clauses (a) and (b); and

1

(e) all proceeds of, and rights associated with, the foregoing, including any claim by the Debtor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, including any Trademark, Trademark registration or Trademark license referred to in Item A and Item B of Schedule I attached hereto, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license.

Section 4. Security Agreement. This Agreement has been executed and delivered by the Debtor for the purpose of registering the security interest of the Secured Party in the Trademark Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Secured Party) shall remain in full force and effect in accordance with its terms subject to Section 5 hereof.

SECTION 4. Release of Security Interest. Upon the payment in full of the indebtedness evidenced by the Note, the Lender shall promptly upon the Grantor’s request and contemporaneously with any refinancing of the indebtedness evidenced by the Note, at the Grantor’s expense, execute and deliver to the Grantor all instruments and other documents as may be necessary or proper to release the lien on and security interest in the Trademark Collateral which has been granted hereunder.

SECTION 5. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Lender with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 6. Loan Document, etc. This Agreement is a Loan Document executed pursuant to the Note and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Note.

SECTION 7. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original (whether such counterpart is originally executed or an electronic copy of an original) and all of which shall constitute together but one and the same agreement.

[Remainder of Page Intentionally Blank]

2

IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by the below named duly authorized officer as of the day and year first above written.

ORAGENICS, INC.,
a Florida corporation

By:
Name:
Title:

3

SCHEDULE I

to Trademark Security Agreement

Item A. Trademarks

Registered Trademarks

*Country	Trademark	Registration No.	Registration Date

Pending Trademark Applications

*Country	Trademark	Serial No.	Filing Date

Trademark Applications in Preparation

*Country	Trademark	Docket No.	Expected Filing Date	Products/ Services

Item B. Trademark Licenses

*Country or Territory	Trademark	Licensor	Licensee	Effective Date	Expiration Date

*	List items related to the United States first for ease of recordation. List items related to other countries next, grouped by country and in alphabetical order by country name.

1

Exhibit D

COPYRIGHT SECURITY AGREEMENT

THIS COPYRIGHT SECURITY AGREEMENT (as amended, restated, or supplemented at any time or from time to time, this “Agreement”), dated as of March 23, 2012, between Oragenics, Inc., a Florida corporation (“Grantor”), in favor of Koski Family Limited Partnership, a Texas limited partnership (the “Lender”).

W I T N E S S E T H :

WHEREAS, Grantor is justly indebted to Lender in the principal amount of $2,500,000.00, as evidenced by Grantor’s Senior Secured Convertible Promissory Note (as modified, supplemented, amended, restated, or as the indebtedness evidenced thereby may be increased, decreased, adjusted, split into more than one indebtedness, consolidated with other indebtedness, adjusted, rearranged or recharacterized at any time or from time to time, the “Note”) in said principal sum dated March 23, 2012 and payable to the order of Lender, which Note is secured by, inter alios, that certain Security Agreement (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”) dated March 23, 2012, from Grantor in favor of Lender, which grants to Lender a security interest in all general intangibles of Grantor;

WHEREAS, as required by Lender, the Grantor is executing this Agreement and to further evidence and to grant to the Lender a continuing security interest in all of the Copyright Collateral (as defined below) to secure the indebtedness evidenced by the Note; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of Lender, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

SECTION 2. Grant of Security Interest. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure all of the Obligations, the Grantor does hereby mortgage, pledge and hypothecate to the Lender, and grant to the Lender a security interest in all of the following property (the “Copyright Collateral”), whether now owned or hereafter acquired or existing by it, being all copyrights (including all copyrights for semi-conductor chip product mask works) of the Grantor, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world including all of the Grantor’s right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including the copyrights referred to in Item A of Schedule I attached hereto, and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in Item B of Schedule I attached hereto, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Lender in the Copyright Collateral with the United States Copyright Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Lender for its benefit and the benefit of each Lender under the Security Agreement. The Security Agreement (and all rights and remedies of the Lender thereunder) shall remain in full force and effect in accordance with its terms subject to Section 4.

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SECTION 4. Release of Security Interest. Upon the payment in full of the indebtedness evidenced by the Note, the Lender shall promptly upon the Grantor’s request and contemporaneously with any refinancing of the indebtedness evidenced by the Note, at the Grantor’s expense, execute and deliver to the Grantor all instruments and other documents as may be necessary or proper to release the lien on and security interest in the Patent Collateral which has been granted hereunder.

SECTION 5. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Lender with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 6. Loan Document, etc. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

SECTION 7. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original (whether such counterpart is originally executed or an electronic copy of an original) and all of which shall constitute together but one and the same agreement.

[Remainder of Page Intentionally Blank]

2

IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by the below named duly authorized officer as of the day and year first above written.

ORAGENICS, INC.,
a Florida corporation

By:
Name:
Title:

3

SCHEDULE I

TO COPYRIGHT SECURITY AGREEMENT

Item A. Copyrights

Registered Copyrights

*Country	Trademark	Copyright No.	Registration Date

Pending Copyright Applications

Country	Copyright	Application No.	Filing Date

Item B: Copyright Licenses

Country or Territory	Copyright	Licensor	Licensee	Effective Date	Expiration Date

*	List items related to the United States first for ease of recordation. List items related to other countries next, grouped by country and in alphabetical order by country name.

1

Schedule 5.1(a)

I. Patents

Item A. Patents Issued

Issued Patents

*Country	Patent No.	Filing Date	Inventor(s)	Title
United States	7,931,892	06/30/06	Hillman	ProBiora3 Composition and methods for maintenance of oral health

United States	7,521,529	08/11/06	Hillman, et al	DPOLT

Australia	20044266615	08/10/04	Hillman	ProBiora3
	2005302173	11/02/05	Hillman, et al	LPT3-04

Belgium	915389	06/08/11	Hillman, et al	DPOLT

Canada	2535764	08/10/04	Hillman	ProBiora3

China	ZL2005580045110.9	11/2/05	Hillman, et al	LPT3-04

Denmark	1915389	06/08/11	Hillman, et al	DPOLT

EPO	1915389	08/11/06	Hillman, et al	DPOLT

France	1915389	06/08/11	Hillman, et al	DPOLT

Germany	1915389	06/08/11	Hillman, et al	DPOLT

Great Britain	1915389	06/08/11	Hillman, et al	DPOLT

Hong Kong	1122721B	11/02/05	Hillman, et al	LPT3-04
	1915389	08/11/06	Hillman, et al	DPOLT

Ireland	1915389	06/08/11	Hillman, et al	DPOLT

Italy	1915389	06/08/11	Hillman, et al	DPOLT

Mexico	280668	08/11/06	Hillman, et al	DPOLT

Netherlands	1915389	06/08/11	Hillman, et al	DPOLT

New Zealand	545730	08/10/04	Hillman	ProBiora3
	566546	08/11/06	Hillman, et al	DPOLT

Spain	1915389	06/08/11	Hillman, et al	DPOLT

Sweden	1915389	06/08/11	Hillman, et al	DPOLT

Switzerland	1915389	06/08/11	Hillman, et al	DPOLT

Pending Patent Applications

*Country	Application No.	Filing Date	Inventor(s)	Title
United States	13/017,214	01/31/11	Hillman	DIV of US patent no. 7,931,892

United States	12/482,881	06/11/09	Hillman	Use of hydrogen peroxide bacteria for tooth whitening

United States	11/265,414	11/02/05	Hillman, et al	Methods for regulating weight and size of animals

Item B. Pending Patent Applications

Country	Application No.	Filing Date	Inventor(s)	Title

United States	13/212,574	08/18/11	Hillman, et al	Methods for treatment of lypomas and liposarcomas

Country	Application No.	Filing Date	Inventor(s)	Title

United States	12/413,551	03/28/09	Hillman, et al	CIP of US Patent no. 7,521,529

United States	13/302,006	11/22/11	Hillman	Use of bacteria to treat and prevent respiratory infections

United States	61603693	02/27/12	Hillman, et al	Improved replacement therapy for dental caries

United States	61603661	02/27/12	Hillman, et al	Variants of the lantibiotic
MU1140 and other lantibiotics with improved pharmacological properties and structural features

Australia	2009257440	06/11/09	Hillman	PB3 Whitening
	2006279749	08/11/06	Hillman, et al	DPOLT 1
	2010234987	03/25/10	Hillman, et al	DPOLT 2

Canada	2727462	06/11/09	Hillman	PB3 Whitening
	2586239	11/02/05	Hillman, et al	LPT3-04
	2618066	08/11/06	Hillman, et al	DPOLT 1
	TBD	03/25/10	Hillman, et al	DPOLT 2

China	200480029485	08/10/04	Hillman	ProBiora3
	201110291647.0	01/31/11	Hillman	ProBiora3 DIV
	200980131840.9	06/11/09	Hillman	PB3 Whitening
	200680037491.0	08/11/06	Hillman, et al	DPOLT 1
	TBA	03/25/10	Hillman, et al	DPOLT 2

EPO	04780692.2	08/10/04	Hillman	ProBiora
	09763620.3	06/11/09	Hillman	PB3 Whitening
	10705505.5	02/18/10	Hillman	PB3 Lipomas
	05817085.3	11/02/05	Hillman, et al	ProBiora3
	10722821.5	03/25/10	Hillman, et al	DPOLT 2

Hong Kong	08108087.9	08/11/06	Hillman, et al	DPOLT 1

Japan	2006-53306	08/10/04	Hillman	ProBiora3
	2011-513687	06/11/09	Hillman	PB3 Whitening
	TBA	02/18/10	Hillman	PB3 Lipomas
	2007539325	11/02/05	Hillman, et al	LPT3-04
	2008-526260	08/11/06	Hillman, et al	DPOLT 1
	TBA	03/25/10	Hillman, et al	DPOLT 2

Mexico	2010/013847	06/11/09	Hillman	PB3 Whitening
	2007005136	11/02/05	Hillman, et al	LPT3-04
	2011/009427	03/25/10	Hillman, et al	DPOLT 2

New Zealand	590348	06/11/09	Hillman	PB3 Whitening
	594704	03/25/10	Hillman, et al	DPOLT 2

PCT	09/047040	06/11/09	Hillman	PB3 Whitening
	2006/050432	11/02/05	Hillman	LPT3-04
	11/61784	11/22/11	Hillman	PB3 Resp. Infec.

S. Korea	2006-7002806	08/10/04	Hillman	ProBiora3
	10-2011-7029892	06/11/09	Hillman	PB3 Whitening

Item B. Patent Licenses

Country or Territory	Licensor	Licensee	Effective Date	Expiration Date	Subject Matter
United States	U. of FL	Oragenics	06/07/95	06/07/15	SMaRT Replacement therapy for dental caries

United States	U of FL	Oragenics	06/10/97	06/10/17	MU1140 Novel antimicrobial polypeptide and methods of use

United States	U of FL	Oragenics	07/27/99	07/27/19	MU1140 Novel antimicrobial polypeptide and methods of use

Country or Territory	Licensor	Licensee	Effective Date	Expiration Date	Subject Matter

United States	U of FL	Oragenics	10/30/01	10/30/21	MU1140 Novel antimicrobial polypeptide and methods of use

United States	U of FL	Oragenics	03/13/02	03/13/22	MU1140 Novel antimicrobial polypeptide and methods of use

United States	U of FL	Oragenics	09/04/02	09/04/22	MU1140 Novel antimicrobial polypeptide and methods of use

Australia	U of FL	Oragenics	06/09/98	06/09/18	MU1140
			06/07/96	6/07/15	SMaRT

Austria	U of FL	Oragenics	06/07/96	06/07/15	SMaRT

Belgium	U of FL	Oragenics	06/07/96	06/07/15	SMaRT

Canada	U of FL	Oragenics	06/09/98	06/09/18	MU1140
			06/07/96	6/07/15	SMaRT

Denmark	U of FL	Oragenics	06/07/96	06/07/15	SMaRT

EPO	U of FL	Oragenics	06/09/98	06/09/18	MU1140
			06/07/96	06/07/15	SMaRT

Finland	U of FL	Oragenics	06/07/96	06/07/15	SMaRT

France	U of FL	Oragenics	06/09/98	06/09/18	MU1140
			06/07/96	06/07/15	SMaRT

Germany	U of FL	Oragenics	06/09/98	06/09/18	MU1140
			06/07/96	06/07/15	SMaRT

Great Britain	U of FL	Oragenics	06/09/98	06/09/18	MU1140
			06/07/96	06/07/15	SMaRT

Greece	U of FL	Oragenics	06/09/98	06/09/18	MU1140
			06/07/96	06/07/15	SMaRT

Hong Kong	U of FL	Oragenics	06/07/96	06/07/15	SMaRT

Ireland	U of FL	Oragenics	06/09/98	06/09/18	MU1140
			06/07/96	06/07/15	SMaRT

Italy	U of FL	Oragenics	06/09/98	06/09/18	MU1140
			06/07/96	06/07/15	SMaRT

Japan	U of FL	Oragenics	06/09/98	06/09/98	MU1140
			06/07/96	06/07/15	SMaRT

Luxemburg	U of FL	Oragenics	06/07/96	06/07/15	SMaRT

Mexico	U of FL	Oragenics	06/07/96	06/07/15	SMaRT

Monaco	U of FL	Oragenics	06/07/96	06/07/15	SMaRT

Netherlands	U of FL	Oragenics	06/07/96	06/07/15	SMaRT

New Zealand	U of FL	Oragenics	06/09/98	06/09/18	MU1140
			06/07/96	06/07/15	SMaRT

Portugal	U of FL	Oragenics	06/07/96	06/07/15	SMaRT

Russia	U of FL	Oragenics	06/07/96	06/07/15	SMaRT

Country or Territory	Licensor	Licensee	Effective Date	Expiration Date	Subject Matter

Spain	U of FL	Oragenics	06/09/98	06/09/18	MU1140
			06/07/96	06/07/15	SMaRT

Sweden	U of FL	Oragenics	06/09/98	06/09/18	MU1140
			06/07/96	06/07/15	SMaRT

Switzerland	U of FL	Oragenics	06/07/96	06/07/15	SMaRT

II. Trademarks

Item A. Registered Trademarks

Country	Registration No.	Filing Date	Trademark
United States	3747523	09/09/08	EVORAPLUS
	3883393	09/09/08	EVORAPRO
	3873950	09/09/08	EVORAKIDS
	3747524	09/09/08	PROBIORA3
	3806461	10/27/09	TEDDY’S PRIDE
Australia	1434957	07/04/11	PROBIORA3
	1434960	07/04/11	TEDDY’S PRIDE
	1434956	07/04/11	EVORAPLUS
Europe	8142424		PROBIORA3
New Zealand	845099	07/04/11	EVORAPLUS
	845099	07/04/11	PROBIORA3
	845101	07/04/11	TEDDY’S PRIDE
Taiwan	100028819	06/09/11	PROBIORA3
Peru	465225	08/23/11	PROBIORA3

Item B. Pending Trademark Applications

Country	Serial No.	Filing Date	Trademark
United States	TBD		EVORAPET

Country	Serial No.	Filing Date	Trademark
	85/466150	11/07/11	S. rattus JH145
	85/466139	11/07/11	S. uberis KJ2
	85/466154	11/07/11	S. oralis KJ3
Argentina	3124889	12/09/11	EVORA
	3110268	12/09/11	PROBIORA3
Brazil	840014023	02/08/12	EVORAPLUS
	Filed	02/08/12	PROBIORA3
Canada	1562888	02/22/12	EVORAPET
Chile	969767	09/13/11	PROBIORA3
	TBA	12/28/11	EVORAPLUS & Design
Japan	2011-85965	11/29/11	EVORA
	2012-9311	02/21/12	PROBIORA3 & Design
	Filed		EVORAPET
Mexico	1210545	09/09/11	EVORA
	12115905	09/29/11	PROBIORA3
South Africa	2011/28125	11/04/11	TEDDY’S PRIDE
S. Korea	40-2011-15952	03/29/11	PROBIORA3
	40-2011-15952	03/29/11	TEDDY’S PRIDE
Taiwan	100028484	06/08/11	EVORAPLUS
	100028487	06/08/11	EVORAPLUS & Design
Venezuela	TBA	03/05/12	EVORA
		2/30/11	PROBIORA3

Item C. Unfiled Trademarks

United States	Trademark
MU1140
DPOLT
LPT3-04

III. Copyrights.

None.

Exhibit C

Form of Warrant

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT.

Warrant No.	Date:

WARRANT TO PURCHASE SHARES OF COMMON STOCK OF ORAGENICS, INC.

THIS CERTIFIES that, for value received, The Koski Family Limited Partnership is entitled to purchase from Oragenics, Inc., a Florida corporation (the “Corporation”), subject to the terms and conditions hereof, [                    ] [(                    )] shares (the “Warrant Shares”) of common stock, $0.001 par value (the “Common Stock”). This warrant, together with all warrants hereafter issued in exchange or substitution for this warrant, is referred to as the “Warrant” and the holder of this Warrant is referred to as the “Holder.” The Warrant is being issued pursuant to that certain Loan Agreement between the Company and the Purchaser named therein. The number of Warrant Shares is subject to adjustment as hereinafter provided. Notwithstanding anything to the contrary contained herein, this Warrant shall expire and no longer be exercisable at 5:00 p.m. Eastern Time (ET) on third anniversary of the date at which issued (the “Termination Date”); provided further, that for the avoidance of doubt, the corporation may not accelerate the expiration date of this Warrant.

1. Exercise of Warrants.

The Holder may exercise this Warrant in whole or in part at an exercise price per share equal to two dollars ($2.00) per share, subject to adjustment as provided herein (the “Warrant Price”), by the surrender of this Warrant (properly endorsed) at the principal office of the Corporation, or at such other agency or office of the Corporation in the United States of America as the Corporation may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Corporation, and by payment to the Corporation of the Warrant Price in lawful money of the United States by check or wire transfer for each share of Common Stock being purchased. Upon any partial exercise of this Warrant, there shall be executed and issued to the Holder a new Warrant in respect of the shares of Common Stock as to which this Warrant shall not have been exercised. In the event of the exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased, as applicable, registered in the name of the Holder, shall be delivered to the Holder hereof as soon as practicable after the rights represented by this Warrant shall have been so exercised.

2. Reservation of Warrant Shares. The Corporation agrees that, prior to the expiration of this Warrant, it will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the number of Warrant Shares as from time to time shall be issuable by the Corporation upon the exercise of this Warrant.

3. No Shareholder Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Corporation.

4. Assignment and Transferability of Warrant. Prior to the Termination Date and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed for transfer.

5. Certain Adjustments. With respect to any rights that Holder has to exercise this Warrant and convert into shares of Common Stock, Holder shall be entitled to the following adjustments:

(a) Merger or Consolidation. If at any time there shall be a merger or a consolidation of the Corporation with or into another corporation when the Corporation is not the surviving corporation, then, as part of such merger or consolidation, lawful provision shall be made so that the holder hereof shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Warrant Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor corporation resulting from such merger or consolidation, to which the holder hereof as the holder of the stock deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the holder hereof as the holder of this Warrant after the merger or consolidation.

(b) Reclassification. Recapitalization, etc. If the Corporation at any time shall, by subdivision, combination or reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding shares of Common Stock, or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

(c) Split or Combination of Common Stock and Stock Dividend. In case the Corporation shall at any time subdivide, redivide, recapitalize, split (forward or reverse) or change its outstanding shares of Common Stock into a greater number of shares or declare a dividend upon its Common

Stock payable solely in shares of Common Stock, the Warrant Price shall be proportionately reduced and the number of Warrant Shares proportionately increased. Conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Warrant Price shall be proportionately increased and the number of Warrant Shares proportionately reduced. Notwithstanding the foregoing, in no event will the Warrant Price be reduced below the par value of the Common Stock.

6. Legend and Stop Transfer Orders. Unless the Warrant Shares have been registered under the Securities Act, upon exercise of any part of the Warrant, the Corporation shall instruct its transfer agent to enter stop transfer orders with respect to such Warrant Shares, and all certificates or instruments representing the Warrant Shares shall bear on the face thereof substantially the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT.

7. Miscellaneous. This Warrant shall be governed by and construed in accordance with the laws of the State of Florida. All the covenants and provisions of this Warrant by or for the benefit of the Corporation shall bind and inure to the benefit of its successors and assigns hereunder. Nothing in this Warrant shall be construed to give to any person or corporation other than the Corporation and the holder of this Warrant any legal or equitable right, remedy or claim under this Warrant. This Warrant shall be for the sole and exclusive benefit of the Corporation and the holder of this Warrant. The section headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation hereof. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Corporation, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers under its seal, this 23rd day of March, 2012.

ORAGENICS, INC.

By:
Name:	John Bonfiglio
Title:	President and Chief Executive Officer

NOTICE OF EXERCISE

TO: ORAGENICS, INC.

The undersigned is the Holder of Warrant No.              (the “Warrant”) issued by Oragenics, Inc., a Florida Corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

The Warrant is currently exercisable to purchase a total of              Warrant Shares.

The undersigned hereby exercises its right to purchase              Warrant Shares pursuant to the Warrant and delivers herewith the original Warrant certificate in accordance with the terms of the Warrant and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

Payment shall take the form of lawful money of the United States.

The undersigned hereby requests that the Company issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following:

Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Name of Holder:

Signature of Authorized Signatory of

Holder:

Name of Authorized Signatory:

Title of Authorized
Signatory:

Telephone Number and E-Mail Address of Authorized
Signatory:

Date:

(Signature must conform in all respect to the name of Holder as specified on the face of the Warrant.)

ASSIGNMENT FORM

(TO ASSIGN THE FOREGOING WARRANT, EXECUTE THIS FORM AND SUPPLY REQUIRED INFORMATION. DO NOT USE THIS FORM TO EXERCISE THE WARRANT.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby sold, assigned and transferred to                                          whose address is                                                              ,                      and                                          is hereby appointed attorney to transfer said rights on the books of Oragenics, Inc., with full power of substitution in the premises.

Dated:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.